Exhibit 99.1

Bacterin Announces Clinical Results on the use of OsteoSponge®

SC Allograft Published in The Journal of Foot & Ankle Surgery

BELGRADE, Mont., August 5, 2014 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of bone graft materials and bioactive coatings for medical applications, announced today that The Journal of Foot & Ankle Surgery has published a study on the “Role of Demineralized Allograft Subchondral Bone in the Treatment of Shoulder Lesions of the Talus: Clinical Results with Two-Year Follow-up.” This study followed the use of OsteoSponge® SC in the treatment of medial shoulder lesions of the talus, with positive clinical outcomes at 2 years post-op. The talus has two ‘shoulders’ which are the outer edges of the talus, a bone in the ankle joint commonly injured as a result of an ankle sprain.

The OsteoSponge® SC procedure has the potential to address defects associated with subchondral bone pathology, which includes failed microfracture procedures and other treatment modalities. The total estimated US market for knee and ankle microfractures in 2014 is approximately 410,000 procedures. Bacterin is the only company in this market with a product specifically positioned to address repair of the subchondral bone in treating these defects, and has demonstrated clinical evidence to support the unique approach.

“The application of OsteoSponge® SC for regeneration of subchondral bone in the talus represents yet another proven clinical use of this revolutionary bone graft material” said Gregory Juda, Chief Scientific Officer for Bacterin. “The simplicity and cost effectiveness of this procedure relative to other available treatment options has the potential to change the way surgeons approach the repair of talar shoulder lesions.“

The article details the successful clinical outcomes of OsteoSponge® SC to treat medial shoulder lesions of the talus. The study evaluated a retrospective review of 12 adults who had previously failed microfracture, presented with defects of the talus, and underwent a malleolar osteotomy with the use of OsteoSponge® SC allograft. The results demonstrated statistically significant improvements in pain and disability observed postoperatively within the patient series at 24 months. The one-year post-operative results of this study were published earlier this year in the journal Foot & Ankle Specialist, titled “The Role of Demineralized Allograft Subchondral Bone in the Treatement of Talar Cystic OCD Lesions That Have Failed Microfracture.” OsteoSponge® SC is approved as a bone void filler to treat bony defects in the subchondral region of articulating joints.

The full article is available electronically ahead of print and may be accessed at The Journal of Foot & Ankle Surgery website.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

COCKRELL GROUP

Rich Cockrell

877.889.1972

investorrelations@thecockrellgroup.com

cockrellgroup.com